SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.    )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

SENSYTECH, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SENSYTECH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 18, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sensytech, Inc. will be held at the main office of Sensytech, Inc., 8419 Terminal Road, Newington, Virginia, on Tuesday, February 18, 2003, at 10:00 a.m., local time, for the following purposes:

(a)	To elect seven members to the Board of Directors;
(b)	To ratify the appointment of independent auditors; and
(c)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on December 23, 2002 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     THE BOARD OF DIRECTORS OF SENSYTECH, INC. HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE INDICATE THAT FACT BY MARKING THE APPROPRIATE LINE ON THE ACCOMPANYING PROXY FORM EVEN IF YOU DO NOT WISH TO GIVE YOUR PROXY. WHETHER YOU INTEND TO ATTEND THE MEETING OR NOT, PLEASE READ THE ENCLOSED MATERIAL, SIGN, MARK, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

By Order of the Board of Directors,
/s/ Lloyd A. Semple
Lloyd A. Semple
Secretary

Newington, Virginia
January 17, 2003

Sensytech, Inc.
Executive Offices
8419 Terminal Road
Newington, VA 22122-1430

SENSYTECH, INC.

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sensytech, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company (“Annual Meeting”) being held on Tuesday, February 18, 2003, at 10:00 a.m., local time, or at any adjournment thereof, for voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

Who May Vote

     Only stockholders of record as of the close of business on December 23, 2002 will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company had 6,421,878 shares of Common Stock, $.01 par value (the “Common Stock”), issued and outstanding on that date. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. This Proxy Statement and the accompanying form of proxy are being first sent or given to the Company’s stockholders on or about January 17, 2003. Ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s principal office.

Voting Your Proxy

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR ratification of the appointment of auditors. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The seven candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current fiscal year will require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal, other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Revoking Your Proxy

     Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by giving written notice to the Secretary prior to the Annual Meeting, by executing and delivering a later dated proxy, or by voting in person at the meeting.

Solicitation of Proxies

     The expenses of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Common Stock is the only voting security of the Company. The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock, as of December 23, 2002, by each person who is known by the Company to have been the beneficial owner of 5% or more of the shares of Common Stock outstanding on that date. Unless otherwise noted, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.

PRINCIPAL HOLDERS OF SECURITIES

NAME AND ADDRESS OF	NUMBER OF		PERCENT OF
BENEFICIAL OWNER	SHARES(1)		CLASS

S. Kent Rockwell 960 Penn Avenue, Suite 800 Pittsburgh, PA 15222	900,394	(2)	14.0

S. R. Perrino 6319 Chaucer View Circle Alexandria, VA 22304	703,596	(3)	11.0

(1)	The column sets forth shares of Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC.

(2)	Shares held by Rockwell Holdings, Inc., over which Mr. Rockwell has sole voting and investment power.

(3)	Includes 67,276 shares held of record by the Company’s 401(k) Profit Sharing Plan over which Mr. Perrino has sole voting and investment power.

OWNERSHIP OF EQUITY AND VOTING
SECURITIES BY DIRECTORS AND OFFICERS

     The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by each person nominated for director, by each of the Executive Officers named in the Summary Compensation Table (the “Named Executive Officers”) and by all nominees and executive officers as a group, as of December 23, 2002. Except as noted, each person exercises sole voting and investment power over the shares beneficially owned.

NAME	NUMBER OF SHARES(1)		PERCENT OF CLASSM(2)

Charles W. Bernard, Director	25,800		*

John Irvin, Director	12,121		*

S. R. Perrino, Director	703,596	(3)	11.0

Philip H. Power, Director	27,420		*

S. Kent Rockwell, Director & Executive Officer	900,394	(4)	14.0

John D. Sanders, Director	70,210	(5)	1.1

David A. Smith, Executive Officer	—		—

Donald F. Fultz, Executive Officer	59,038		*

Delano Esguerra, Executive Officer	—		—

Jack Sweet, Executive Officer	—		—

James D. Ross, Executive Officer	52,015		*

All directors and executive officers as a group (11 persons)	1,850,594		28.8

* Designates less than one percent.

(1)	The column sets forth shares of Common Stock, which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC, including shares of Common Stock that may be acquired upon exercise of stock options that were exercisable as of December 23, 2002, or within the next 60 days as follows: Mr. Fultz, 37,000; Mr. Power, 3,000; Mr. Ross, 37,000 and Dr. Sanders, 25,800.

(2)	For purposes of calculating the percentage of Common Stock beneficially owned by any person or group, the shares issuable to such person or group upon exercise of stock options that were exercisable as of December 23, 2002, or within the next 60 days, are considered outstanding.

(3)	Includes 67,276 shares held in the Company’s 401(k) Profit Sharing Plan over which Mr. Perrino has sole voting and investment power.

(4)	Shares held by Rockwell Holdings, Inc. over which Mr. Rockwell has sole voting and investment power.

(5)	Includes 550 shares owned by Dr. Sanders’ spouse and 27,190 shares held in a profit sharing plan over which Dr. Sanders has sole voting and investment power.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

     The Board of Directors has adopted a resolution to increase the number of Board members from six to seven members. Lloyd A. Semple, who has been the Company’s Corporate Secretary since 1998, is nominated to be a member of the Board of Directors.

     Seven directors, constituting the entire Board of Directors, will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board of Directors at the Annual Meeting are listed in the table below. Each of the nominees, except for Lloyd A. Semple, is presently a Director of the Company.

     If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board of Directors or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The seven nominees receiving the highest number of votes cast at the meeting will be elected as Directors. PROXIES SUBMITTED ON THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW, UNLESS THE PROXY CARD IS MARKED OTHERWISE. The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

			YEAR FIRST
			ELECTED OR
NAME	AGE	PRINCIPAL OCCUPATION OR EMPLOYMENT	APPOINTED DIRECTOR*

Charles W. Bernard	71	Consultant	1992

John Irvin	48	Senior Financial Manager	2000

S. R. Perrino	68	Director	1972

Philip H. Power	64	Chairman, HomeTown Communications Network, Inc.	1985

S. Kent Rockwell	58	Chairman and CEO of the Company	1987

John D. Sanders	64	Investor/Consultant	1982

Lloyd A. Semple	63	Member/Dykema Gossett PLLC

*Reflects the year first elected or appointed to the Board of Directors of the Company or the Board of Directors of a predecessor of the Company.

CERTAIN INFORMATION REGARDING NOMINEES
AND EXECUTIVE OFFICERS

     S. Kent Rockwell, Chairman of the Board and CEO of the Company is former Chairman of the Board, CEO, and President of Astrotech International Corporation, where he served from 1986 to 1997. Mr. Rockwell has served as Chairman of Rockwell Forest Products, Inc. since 1983, Appalachian Timber Services, Inc. since 1988, and Chairman and President of Rockwell Venture Capital, Inc. since 1983. Mr. Rockwell previously served on the board of Rockwell International, Inc. from 1973 to 1983.

     S. R. Perrino, Director, served as Chairman of the Board, CEO, and President of S.T. Research Corporation (STR), a predecessor of the Company, from its inception in 1972 until July 7, 1998. He continued to serve as Chairman of the Board until February 9, 2000. From 1967 to 1974, Mr. Perrino worked as a consultant to the U.S. Navy for threat warning systems, and to various companies including STR, Systems Dynamic, Inc., and System Consultants. From 1960 through 1967, Mr. Perrino served as Director of Marketing/Project Engineer for Radiation Systems, Inc. where he was one of the original founders.

     Dr. Charles W. Bernard, Director, served in a number of Government positions. He was Technical Director of the Naval Weapons Laboratory in Dahlgren, Virginia, from 1973 to 1975, and the Naval Ordnance Laboratory in White Oak, Maryland, from 1975 to 1977. He was Director of Land Warfare on the staff of the Under Secretary of Defense for Research, Development and Acquisition from 1978 to 1988. He founded the Columbia Bay Company and co-founded K&B Engineering Associates in 1995. Dr. Bernard has been on the boards of directors of the Naval Weapons Laboratory from 1969 to 1975, the Naval Ordnance Laboratory from 1975 to 1977, the Naval Surface Weapons Center from 1975 to 1977, the Columbia Bay Company from 1988 to present, and K&B Engineering Associates from 1995 to present.

     Dr. John D. Sanders, Director, serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of Tech News, Inc., a technology news publisher, from 1988 to 1996, prior to its sale to the Washington Post Company. In addition, Dr. Sanders has been a Registered Representative of Wachtel & Co., Inc., a Washington D.C.-based stock brokerage firm, since 1968. Dr. Sanders serves on the boards of directors of Analex Inc., ITC Learning Corporation, and Precision Auto Care, Inc.

     Mr. John Irvin, Director, is President of Innovative Benefits Consulting, Inc., a benefits and insurance consulting firm. From 1983 through 1993, Mr. Irvin was Vice Chairman and co-founder of Mid Atlantic Capital Group and President of Mid Atlantic Insurance Corporation, where he specialized in serving the financial planning, asset management and insurance needs of high net worth individuals. He also chaired the committee which oversaw mergers, acquisitions and strategic planning for Mid Atlantic. Prior to that, Mr. Irvin managed his own certified public accounting firm. He serves on the board of directors of Partners Financial, a national producer group.

     Mr. Philip H. Power, Director, has served as Chairman of HomeTown Communications Network, Inc., Livonia, Michigan, (formerly known as Suburban Communication Corporation) a publisher of numerous daily and weekly newspapers for more than 20 years. Mr. Power has served on the Boards of Directors of several public and privately held corporations. He was a Regent of the University of Michigan from 1987 through 1998; he is presently the Vice Chair of the Michigan Economic Development Corporation.

     Mr. Lloyd A. Semple is a member of Dykema Gossett PLLC, a Detroit based law firm consisting of 260 lawyers. For the past 7 years he served as the firm’s Chairman and CEO, and previously he served on the firm’s Executive Committee and as the leader of the its Corporate and Finance Practice Group. He has been with Dykema Gossett since 1964. Mr. Semple has served on Boards of Directors of several public and privately held companies, and during the past 4 years he served as the Chairman of the Board of the Detroit Medical Center Corporation, a seven hospital integrated health delivery system located in southeast Michigan.

OTHER EXECUTIVE OFFICERS

     David A. Smith has served as our president since June, 2002. Mr. Smith previously served as vice president and general manager of Quixote Corporation, a manufacturer of highway and transportation safety products, from 1999 to June, 2002. Mr. Smith also served as vice president-operations of Amphenol Corporation, a manufacturer of electrical, electronic and fiber optic connectors and other interconnect systems, from 1996 to 1999.

     Donald F. Fultz has served as our vice president, chief financial officer and treasurer since 2000, and served as our director of business operations from 1996 to 2000. Previously, Mr. Fultz was a member of the senior staff of Booz, Allen, and Hamilton, a business consulting company from 1990 to 1996.

     Delano Esguerra has served as our vice president of business development since 2001. Mr. Esguerra previously served as vice president – business development of Mnemonics, Inc., a company specializing in hardware and software design and development of computer and microprocessor-based systems, subsystems and associated equipment, from 1999 to 2001. He was also director of business development for Andrew SciComm, Inc., a supplier of signal intelligence and electronic warfare systems, from 1996 to 1999.

     Jack Sweet has served as our vice president of customer relations since February, 2002. Mr. Sweet previously served as vice president business development at FEL Corporation, a manufacturer of defense systems, from 1996 to 2002.

     James D. Ross has served as our vice president of the Communications Group since May, 2000. Mr. Ross previously was one of our program managers, providing management, business development, and engineering expertise on a variety of programs for U.S. federal government, international, and commercial customers, from 1984 to May, 2000.

MEETINGS AND COMMITTEES OF THE BOARD

     During the last fiscal year, the Board of Directors of the Company met a total of six times. The Audit Committee met four times, and the Executive Compensation/Stock Option Committee met one time. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and Committees on which he served during the last fiscal year.

     The members of the Audit Committee are Messrs. Irvin, Perrino, Power, and Sanders. All of the members of the Audit Committee are deemed to be independent under Rule 4200(a)(15) of the National Association of Security Dealers’ listing standard. The Board of Directors has adopted a written Audit Committee charter. Generally, the Audit Committee recommends for approval by the Board of Directors the independent auditors for each fiscal year; reviews with the independent auditors the scope and results of the audit engagement, upon discussion with management and the independent auditors; recommends to the Board of Directors to include the audited financial statements in the Annual Report; and reviews any non-audit services to be performed by the independent auditors. The Audit Committee also examines the scope and results of the Company’s procedures, the adequacy of its system of internal accounting and financial controls, and evaluates the independence of the independent auditors and their fees for services.

     The members of the Compensation/Stock Option Committee are Messrs. Bernard, Irvin, Power, and Sanders. The Executive Compensation/Stock Option Committee is responsible for reviewing the performance of, and recommending salaries and other compensation arrangements for, officers of the Company, as well as reviewing bonus, pension and other compensation plans prepared by management for consideration by the Board, and performing such other functions as may be delegated to it under the provisions of any bonus, stock option, pension or other compensation plan adopted by the Company.

     The Company does not have a standing nominating committee.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by SAS 61, as it has been modified or supplemented. The Committee has received the written disclosure and the letter from the independent accountants which is required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1 Independence Discussions with Audit Committee), as it has been modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year which was filed with the Securities and Exchange Commission.

/s/ The Audit Committee
John Irvin, S. R. Perrino, Philip Power, and John Sanders

COMPENSATION COMMITTEE REPORT

     The Compensation Committee develops the Company’s executive compensation programs, which are then reviewed by the Board of Directors. We believe that these programs align executive compensation with the Company’s business strategy and management initiatives and are intended to attract, retain, motivate and reward executive leadership of a caliber and level of experience necessary to achieve the overall business objectives of the Company. We endeavor to implement an integrated, performance-oriented compensation program that balances short- and long-term objectives to enhance shareholder value and that places Company executives in a responsible competitive range of total compensation based on the magnitude of business operations, strategic accomplishments, and company performance.

     We make recommendations to the Board of Directors with respect to base salary and annual incentive award. We take into consideration the attainment of both operational short-term and enterprise wide long-term objectives of the Company that may not be reflected in the current period’s earnings and stock performance.

     The Company’s executive compensation programs consist primarily of the following integrated components:

•	Base Salary: Designed to compensate executives competitively based on industry and marketplace standards. When establishing base rates of pay for executives, the Committee considers marketplace data for comparable positions and the relative performance and contribution of each executive to the business

•	Annual Incentive Awards: Provide a direct link between executive compensation and the total Company’s performance. Annual awards take into account the financial and operational performance of the business and consideration is given to strategic acquisitions, which complement and add value to the company’s core business segments. Executive performance is also assessed against standards of ethical business conduct, leadership competencies, and people-related initiatives.

•	Long-Term Incentives: Consist primarily of stock options and restricted stock that link management decision making with the Company’s strategic business plan and long-term company performance. These awards are intended to align the executive’s interest with those of the stockholders.

Executive Compensation

Base Salary

     Base salary levels for the Chief Executive Officer and other executive officers of the company are reviewed and approved to the Committee annually to ensure competitiveness. Our policy is to maintain base salaries at competitive levels with a peer group established for compensation comparisons. The compensation peer group includes industry competitors as well as other corporations of a similar size.

     Based on this review and the individual performance of each executive, we recommend base salary increases, if appropriate.

Annual Incentives

     All executive officers, including the CEO, participate in a Results Based Incentive Plan, which is designed to focus management attention and effort on the attainment of established performance metrics. Specific performance metrics and weightings are established at the corporate level and encompass metrics for overall Company performance at the beginning of each fiscal year. Historically, these metrics have been based on a return on equity model reviewed by our outside auditors.

     Individual awards under the company’s Results Based Incentive Plan reflect an executive’s contribution to the Company’s achievement of established performance goals, as well as the successful management of human resources and the furtherance of ethical business behavior and leadership competencies. Executive officers listed in the Summary Compensation Table received incentive awards based on our review of their competitive marketplace position and their accomplishment of individual performance objectives.

Long-Term Incentives

     Stock option grants are the Company’s principal vehicle for long-term compensation. The Company issues options at fair market value at the date of grant and the executive only receives compensation from the grant if the stock appreciates in value. Similar to the process used in making the annual base salary recommendations and the results based incentive awards, option awards are based upon current industry and marketplace compensation data. Award recommendations are made on the basis of an executive’s level of responsibility, value to the organization, contribution to the overall management of the company. The size of each executive’s award is determined by considering norms for comparable positions in the industry and marketplace. Equitable distribution within the company is also considered.

     We believe that granting stock options encourages executive officers to manage the Company from the perspective of a stockholder with an equity stake in the business. As the value of the Company increases over time, the value of the shares of stock underlying the options granted to each of the executive officer increases, providing a strong incentive for executive officers to enhance stockholder value over time. Participation in the option program is not limited to executive officers, but extends to a broad range of key employees of the Company.

CEO Compensation

     The compensation of Sensytech’s CEO has historically been based on two factors — performance and comparability as described above.

Base Salary

     The current base salary of S. Kent Rockwell was established after reviewing his performance and contribution to Sensytech’s performance.

Annual Incentive Award

     In reviewing the CEO’s total compensation package, we gave consideration to a number of key factors, including the Company’s financial and operational performance for the year.

Other Compensation

     The company’s compensation programs also include certain other items, which may include (i) life insurance coverage, (ii), matching contributions under the Sensytech 401(k) plan consistent with the match offered all employees, and (iii) other miscellaneous compensation.

Summary

     Sensytech’s executive compensation plans have been designed to attract and retain outstanding management talent by providing a broad program of competitive, equitable, and performance-based compensation, and to align executive rewards with the long-term interest of stockholders.

/s/ The Compensation Committee John Irvin, Charles Bernard, Philip Power, and John Sanders

COMPENSATION OF DIRECTORS

     Effective February 12, 2002, outside directors receive $3,500 per quarter with an additional payment of $500 for each Board or Committee meeting attended, and are reimbursed for travel expenses incurred in connection with their attendance at Board and Committee meetings. Employee directors do not receive directors’ fees.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation for the years indicated for the person who served as the Company’s Chief Executive Officer during fiscal 2002 and for the five most highly compensated executive officers of the Company, other than the Chief Executive Officer, who served during fiscal 2002.

NAME AND
PRINCIPAL	FISCAL								ALL OTHER
POSITION	YEAR		ANNUAL COMPENSATION			LONG TERM COMPENSATION			COMPENSATION

					OTHER ANNUAL
			SALARY	BONUS(1)	COMPENSATION(2)
			($)	($)	($)	AWARDS		PAYOUTS

						RESTRICTED	SECURITIES
						STOCK	UNDERLYING	LTIP
						AWARD(S)(3)	OPTIONS/SARS(#)	PAYOUTS

S. Kent Rockwell	2002		$200,000	$168,923	$5,305	$0	0	$0	$0
Chairman, CEO	2001		$200,000	$0	$6,447	$0	0	$0	$0
	2000	(4)	$136,536	$0	$5,793	$0	0	$0	$0

David A. Smith	2002	(5)	$53,077	$25,000	$6,923	$0	0	$0	$0
President, COO	2001		N/A	N/A	N/A	$0	0	$0	$0
	2000		N/A	N/A	N/A	$0	0	$0	$0

Donald F. Fultz	2002		$135,519	$25,030	$3,762	$0	0	$0	$0
Vice President,	2001		$129,150	$5,883	$3,859	$11,240	0	$0	$0
CFO/Treasurer	2000		$120,098	$11,240	$4,258	$0	0	$0	$0

Delano Esguerra	2002		$99,346	$12,247	$135	$0	0	$0	$0
Vice President,	2001		N/A	N/A	N/A	$11,841	0	$0	$0
Business Development	2000		N/A	N/A	N/A	$0	0	$0	$0

Jack Sweet	2002	(6)	$61,538	$10,540	$7,838	$0	0	$0	$0
Vice President,	2001		N/A	N/A	N/A	$0	0	$0	$0
Customer Relations	2000		N/A	N/A	N/A	$0	0	$0	$0

James D. Ross	2002		$126,485	$23,452	$3,824	$0	0	$0	$0
Vice President,	2001		$120,663	$5,461	$4,205	$10,524	0	$0	$0
Communications Group	2000		$108,257	$10,524	$3,678	$0	0	$0	$0

(1)  Paid pursuant to the Company’s Incentive Compensation Plan.

(2)  Detail of amounts reported in the “Other Annual Compensation” column is provided in the following table.

(3)  Paid pursuant to the Company’s Incentive Compensation Plan. Shares vest upon one-year anniversary of the stock award.

(4)  Mr. Rockwell received compensation at an annual rate of $200,000 effective May 29, 2000.

(5)  Mr. Smith has served as President and Chief Operating Officer since June, 2002.

(6)  Mr. Sweet has served as Vice President since February, 2002.

     The following table provides information regarding Other Annual Compensation not properly categorized as salary or bonus:

	FISCAL	401(K)/PENSION PLAN	EXCESS LIFE	AUTO/HOUSING/
OFFICER'S NAME	YEAR	CONTRIBUTION ($)	INSURANCE ($)	FUEL ($)

S. Kent Rockwell	2002	$4,531	$774	$0
	2001	$5,673	$774	$0
	2000	$5,056	$592	$145

David A. Smith	2002	$0	$0	$6,923
	2001	N/A	N/A	N/A
	2000	N/A	N/A	N/A

Donald F. Fultz	2002	$3,657	$105	$0
	2001	$3,722	$137	$0
	2000	$3,996	$262	$0

Delano Esguerra	2002	$0	$135	$0
	2001	N/A	N/A	N/A
	2000	N/A	N/A	N/A

Jack Sweet	2002	$1,500	$0	$6,338
	2001	N/A	N/A	N/A
	2000	N/A	N/A	N/A

James D. Ross	2002	$3,775	$49	$0
	2001	$4,141	$64	$0
	2000	$3,576	$102	$0

2002 STOCK INCENTIVE PLAN

     The purpose of the Plan is to promote the interests of the Company and its stockholders by providing incentives and rewards to those employees who are largely responsible for the success and growth of the Company and its subsidiaries; to assist the Company in attracting and retaining executives and other key employees with experience and ability; and to attract and retain experienced and qualified Directors who are not employees of the company or a subsidiary.

Granting of Awards

     The Committee is authorized to grant Awards under the 2002 Plan which may include shares of Common Stock, Restricted Shares, Stock Options, Performance Shares, Performance Units, Target Awards and cash. The Committee may establish performance goals to be achieved within any performance period it may select using any measures of the performance of the Company it may select as a condition to the receipt of the Award.

Change of Control

     The 2002 Plan provides that in the event of a Change in Control (as described below), with certain exceptions, (a) all outstanding Stock Options will become fully vested and exercisable, (b) all Stock Awards will become fully vested, and (c) Performance Units may be paid out in such manner and amounts as determined by the Committee. For purposes of the 2002 Plan, a Change in Control will generally be deemed to have occurred it (i) with certain limited exceptions, any person becomes the beneficial owner of 40% or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s stockholders approve a merger or consolidation of the Company other than (A) a merger or consolidation with would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity, or (B) a merger or consolidation effect to implement a recapitalization in which no person acquires more than 15% of the Company’s then outstanding securities having the right to vote for the election of directors; (iii) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of its assets; or

(iv)  during any 24-month period, the majority of the membership of the Board changes without the approval of two-thirds of the Directors who were either Directors at the beginning of the period or whose election was previously so approved.

OPTIONS

Options Grants in the Last Fiscal Year

	INDIVIDUAL GRANTS

	NUMBER OF	PERCENT OF TOTAL
	SECURITIES	OPTIONS GRANTED TO
	UNDERLYING OPTIONS	EMPLOYEES IN FISCAL	EXERCISE OR BASE
NAME	GRANTED #	YEAR	PRICE ($/SHARE)	EXPIRATION DATE

S. Kent Rockwell	50,000	44.2%	7.67	2/12/2012

David A.Smith	0	—	—	—

Donald F. Fultz	0	—	—	—

Delano Esguerra	5,000	4.42%	7.67	2/12/2012

Jack Sweet	15,000	13.3%	7.67	2/12/2012

James D. Ross	0	—	—	—

Delano Esguerra	5,000	4.42%	8.00	2/4/2012

     The following table provides information concerning stock option exercises in fiscal 2002 by the Named Officers and the value of their unexercised options at September 30, 2002.

Aggregated Option/Sar Exercises in Last Fiscal Year and
Fiscal Year-End Option/Sar Values

					VALUE OF
			NUMBER OF		UNEXERCISED
			UNEXERCISED		IN-THE-MONEY
	SHARES		OPTIONS AT		OPTIONS AT
	ACQUIRED		FISCAL YEAR		FISCAL YEAR
	ON	VALUE	END (#)		END ($)
	EXERCISE	REALIZED	EXERCISABLE (E)/		EXERCISABLE (E)/
NAME	(#)	($)	UNEXERCISABLE (U)		UNEXERCISABLE (U)

S. Kent Rockwell	0	$0	50,000	(U)	$470,000

David A.Smith	0	$0	0		$0

Donald F. Fultz	0	$0	37,000	(E)	$347,000
			3,000	(U)	$28,200

Delano Esguerra	0	$0	10,000	(U)	$94,000

Jack Sweet	0	$0	15,000	(U)	$141,000

James D. Ross	0	$0	37,000	(E)	$347,000
			3,000	(U)	$28,200

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns on common shares, based on the market price of common shares, with the cumulative total returns of companies in the Russell 2000 Index and the BB&T Defense Electronics Index.

•     Total return assumes $100 invested on September 30, 1997 in Sensytech Stock, the Russell 2000 Index, and the BB&T Defense Electronics Index.

	PERFORMANCE GRAPH TABLE

	1997	1998	1999	2000	2001	2002

Sensytech Stock	100	123	185	123	232	277

Russell 2000 Index	100	80	94	115	89	80

BB&T Defense Electronics Index	100	81	75	90	165	184

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). They are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is aware that one of its directors, S.R. Perrino was late in filing Form 4’s in regard to the gift or sale of 46,000 shares during the fiscal years 2001 and 2002. Based on written representations from certain reporting persons, no other reports were required for fiscal year 2002, except as reported above, and the Company believes that all Section 16(a) filing requirements applicable to the directors, officers and 10% stockholders were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company rents an aircraft from Rockwell Venture Capital, Inc., which is used for Company business purposes. S. Kent Rockwell is the Chairman and President of Rockwell Venture Capital, Inc. The Company believes that the terms of the rental agreement are at least as favorable as those it could obtain from an unrelated third party. The rental amount paid to Rockwell Venture Capital, Inc. during fiscal year 2002 was approximately $35,000.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2003, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has been the independent auditors of the Company since 1998.

     During the Company’s two most recent fiscal years, there has been no reportable event as defined in Regulation S-K Item 304(a).

     The Company has been advised by PricewaterhouseCoopers LLP that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent certified public accountants and their clients during the last fiscal year. Representatives of PricewaterhouseCoopers LLP will be available via teleconference during the meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the meeting.

     Audit Fees: The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of Sensytech’s annual financial statements for the fiscal year ended September 30, 2002 and reviews of the financial statements included in Sensytech’s quarterly reports on Form 10-Q were $100,000. Other fees billed for tax compliance and planning, and audit of the 401(k) plan for the fiscal year were $43,000.

     Financial Information System/Design and Implementation Fees: There were no fees billed to the Company for costs incurred under Rule 2-01 of Regulation S-X.

     All other Fees: The aggregate fees billed by PricewaterhouseCoopers for professional services rendered related to the recently completed public offering of stock and the acquisition during the last fiscal year of certain assets of FEL Corporation were $105,000.

     The Audit Committee believes that the provision of the above services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

     The Board of Directors recommends that the Company’s stockholders vote FOR approval of the proposal to ratify the appointment of independent auditors.

GENERAL

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

FORM 10-K

     The Company will mail, without charge, a copy of its Annual Report of Form 10-K to any stockholder who so requests. If you wish to receive a copy of the Form 10-K, please contact Investor Relations, Sensytech, Inc. 8419 Terminal Road, Newington, VA 22122-1430.

STOCKHOLDER PROPOSALS FOR YEAR 2004 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the Company’s 2004 Annual Meeting of Stockholders must send the proposal to the Secretary, Sensytech, Inc., 8419 Terminal Road, Newington, VA 22122-1430.

     If the stockholder intends to present the proposal at the Company’s 2004 annual meeting of stockholders and have it included in the Company’s proxy materials for that meeting, the proposal:

•	must be received by the Company no later than September 5, 2003; and

•	must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     The Company is not obligated to include any stockholder proposal in its proxy materials for the 2004 annual meeting if the proposal is received after the September 5, 2003 deadline.

     If a stockholder submits a proposal after the September 5, 2003 deadline but still wishes to present the proposal at the 2004 annual meeting, the proposal:

•	must be received by the Company no later than January 8, 2004;

•	must present a proper matter for stockholder action under the Delaware General Corporation Law;

•	must present a proper matter for consideration at such meeting under the Company’s certificate of incorporation and bylaws; and

•	must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

By Order of the Board of Directors
/s/ Lloyd A. Semple

Lloyd A. Semple
Secretary

PROXY	PROXY

2003 ANNUAL STOCKHOLDERS’ MEETING
SENSYTECH, INC.

     The 2003 Annual Meeting of Stockholders of Sensytech, Inc. will be held at the main office of Sensytech, Inc., 8419 Terminal Road, Newington, Virginia, on Tuesday, February 18, 2003, at 10:00 a.m., local time. The undersigned hereby constitutes and appoints Joseph T. Houston and Sharon M. Johnson, or either of them, with power of substitution, as attorneys and proxies to appear and vote, as designated below, all of the shares of Common Stock of Sensytech, Inc. that the undersigned is (are) entitled to vote at the 2003 Annual Meeting and at any adjournments thereof, upon the following matters which are being proposed by the Company:

     1.     Election of Directors. For the election as directors of all nominees listed below (except as marked to the contrary): [  ]

[ ] Charles W. Bernard;	[ ] John Irvin;	[ ] S. R. Perrino;	[ ] Philip H. Power;
[ ] S. Kent Rockwell;	[ ] John D. Sanders;	[ ] Lloyd A. Semple

Withhold authority for the following:

[ ] Charles W. Bernard;	[ ] John Irvin;	[ ] S. R. Perrino;	[ ] Philip H. Power;
[ ] S. Kent Rockwell;	[ ] John D. Sanders;	[ ] Lloyd A. Semple

Withhold authority for all nominees: [  ]

     2.     Ratification of selection of independent auditors. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the 2003 Fiscal Year.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JANUARY 17, 2003 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated January 17, 2003, and the 2002 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Signature	Date

Signature	Date

NOTE: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.

Comments/Address Changes:

I/We plan to attend the Annual Meeting. ______

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SENSYTECH, INC.

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